Exhibit 99.1

iCAD REPORTS FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

NASHUA, N.H. (March 8, 2017) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three and twelve months ended December 31, 2016.

2016 Highlights:

•	Fourth quarter total revenue of $6.9 million

•	Total revenue of $26.3 million

•	Gross margin of $18.5 million or 70%

•	GAAP Net Loss of $10.1 million

•	Non-GAAP Adjusted EBITDA Loss of $5.3 million

•	Ended year with $8.6 million in cash and cash equivalents and no debt

“Our fourth quarter revenue grew 15% sequentially compared to the third quarter of 2016, reflecting improved performance in our cancer therapy business,” said Ken Ferry, Chief Executive Officer. “This included a stronger quarter for IORT system and balloon applicator sales, as result of greater sales activity, and increased procedure volume in both the U.S. and international markets. We also had our strongest quarter of the year adding new customers in our skin electronic brachytherapy business. Our cancer detection team continues to make good progress with the development of software tools that enhance the workflow and interpretation of 3D tomosynthesis breast exams. We expect these tools to be a major growth opportunity for the Company over time. Currently, these products are available in certain international markets and are pending FDA clearance in the United States.”

Mr. Ferry added, “We remain confident in the longer term outlook for our business. In the fourth quarter we made additional key investments in support of our goal of obtaining a CPT 1 reimbursement code for skin electronic brachytherapy, added sales personnel to support future growth in the skin therapy and cancer detection software markets, and had a robust presence at the two most important medical meetings that we attend, ASTRO and RSNA. Also, in January 2017, we strengthened our balance sheet with the sale of our MRI CAD business for $3.2 million.”

Fourth Quarter 2016 Financial Results

Revenue: Total revenue for the fourth quarter of 2016 decreased 9% to $6.9 million from $7.6 million in the fourth quarter of 2015, reflecting a 15% increase in product revenue and a 21% decrease in service revenue. The decrease in the Company’s revenue in the fourth quarter of 2016 was primarily driven by the comparable decline of therapy service revenue associated with the treatment of non-melanoma skin cancer in the United States. On a sequential quarter basis, total revenue for the fourth quarter of 2016 increased 15% from $6.0 million in the third quarter of 2016. Service revenue for the fourth quarter of 2016 was approximately 57% of total revenues compared to approximately 65% of total revenues in the fourth quarter of 2015.

	Three months ended December 31,
	2016	2015	% Change
Product revenue	$3,011	$2,629	14.5%
Service revenue	3,917	4,980	(21.3)%

Total Revenue	$6,928	$7,609	(8.9)%

Cancer detection revenue for the fourth quarter of 2016 decreased by 3%, which includes digital mammography, breast density, MRI and CT CAD platforms, as well as the associated service revenue. Therapy revenue decreased by 17%, which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service revenue.

	Three months ended December 31,
	2016	2015	% Change
Detection revenue
Product revenue	$2,102	$2,168	(3.0)%
Service revenue	2,070	2,130	(2.8)%

Detection Revenue	$4,172	$4,298	(2.9)%

Therapy revenue
Product revenue	$909	$461	97.2%
Service revenue	1,847	2,850	(35.2)%

Therapy Revenue	$2,756	$3,311	(16.8)%

Total Revenue	$6,928	$7,609	(8.9)%

Gross Profit: Gross profit for the fourth quarter of 2016 decreased to $4.5 million, or 65% of revenue, from $5.3 million, or 70% of revenue, for the fourth quarter of 2015.

Operating Expenses: Total operating expenses for the fourth quarter of 2016 increased to $7.8 million from $7.6 million for the fourth quarter of 2015. The year-over-year increase reflects investments in strategic growth drivers, partially offset by the Company’s cost reduction initiatives which were implemented in 2015.

GAAP Net Loss: Net loss for the fourth quarter of 2016 was $(3.3) million, or $(0.20) per share, compared with net loss of $(2.4) million, or $(0.15) per share, for the fourth quarter of 2015.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss $(2.0) million for the fourth quarter of 2016, compared with non-GAAP adjusted EBITDA loss of $(1.1) million for the fourth quarter of 2015.

Non-GAAP Adjusted Net Income/Loss: Non-GAAP adjusted net loss, as defined below, for the fourth quarter of 2016 was $(3.2) million, or $(0.20) per share, compared with a non-GAAP adjusted net loss of $(2.2) million, or $(0.14) per share, for the fourth quarter of 2015.

Cash and Cash Equivalents: As of December 31, 2016, the Company had cash and cash equivalents of $8.6 million, compared with $15.3 million as of December 31, 2015. The Company used $1.6 million of cash from operating activities in the fourth quarter of 2016.

Full Year 2016 Financial Results

Revenue: Total revenue for fiscal year 2016 decreased 37% to $26.3 million from $41.6 million for fiscal year 2015, reflecting a 26% decrease in product revenue and a 42% decrease in service revenue. The decrease in the Company’s revenue in fiscal year 2016 was primarily driven by declining revenues related to the treatment of non-melanoma skin cancer in the United States. The decrease was also driven by a reduction of approximately $2.1 million of MRI-CAD product sales due to the Company’s exclusive distribution partner exercising its right in August 2015 to a fully paid-up license to distribute the software. This provided the Company with a cash payment of $2.0 million during the third quarter of 2015 that is being amortized over the term of the contract through July 2017. Service revenue for fiscal year 2016 was approximately 60% of total revenues compared to approximately 66% of total revenues for fiscal year 2015.

	Twelve months ended December 31,
	2016	2015	% Change
Product revenue	$10,471	$14,198	(26.3)%
Service revenue	15,867	27,356	(42.0)%

Total Revenue	$26,338	$41,554	(36.6)%

Cancer detection revenue for fiscal year 2016 decreased by 11%, which includes digital mammography, breast density, MRI and CT CAD platforms, as well as the associated service revenue. When adjusted for the $2.1 million reduction in MRI-CAD product revenue, cancer detection revenues were essentially flat compared to fiscal year 2015. Therapy revenue for fiscal year 2016 decreased by 59%, which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service revenue.

	Twelve months ended December 31,
	2016	2015	% Change
Detection revenue
Product revenue	$8,682	$11,226	(22.7)%
Service revenue	8,451	8,017	5.4%

Detection Revenue	$17,133	$19,243	(11.0)%

Therapy revenue
Product revenue	$1,789	$2,972	(39.8)%
Service revenue	7,416	19,339	(61.7)%

Therapy Revenue	$9,205	$22,311	(58.7)%

Total revenue	$26,338	$41,554	(36.6)%

Gross Profit: Gross profit for fiscal year 2016 decreased to $18.5 million, or 70% of revenue, from $29.4 million, or 71% of revenue, for fiscal year 2015. Gross profit for fiscal year 2016 included a U.S. medical device excise tax refund of $0.5 million.

Operating Expenses: Total operating expenses for fiscal year 2016 decreased to $28.5 million from $59.4 million for fiscal year 2015, which included $27.4 million of goodwill and long-lived asset impairment. Operating expenses for fiscal year 2015 were $32.0 million excluding the impairment. The year-over-year decline reflects the effect of the Company’s cost reduction initiatives implemented in 2015.

GAAP Net Loss: Net loss for fiscal year 2016 was $(10.1) million, or $(0.63) per share, compared with net loss of $(32.5) million, or $(2.07) per share, for fiscal year 2015.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of $(5.3) million for fiscal year 2016, compared with non-GAAP adjusted EBITDA of $3.9 million, or 9% of revenue, for fiscal year 2015.

Non-GAAP Adjusted Net Income/Loss: Non-GAAP adjusted net loss, as defined below, for fiscal year 2016 was $(9.8) million, or $(0.63) per share, compared with a non-GAAP adjusted net loss of $(2.2) million, or $(0.14) per share, for fiscal year 2015.

Conference Call

iCAD management will host a conference call today at 4:30 p.m. Eastern Time to discuss the financial results and provide a company update. The dial-in numbers are (855) 217-4501 for domestic callers and (716) 220-9431 for international callers. The conference ID is 57732542. A live webcast of the conference call will be available online at www.icadmed.com.

A replay of the webcast will remain on the Company’s website until the Company releases its first quarter 2017 financial results. In addition, a telephonic replay of the conference call will be available until March 15, 2017. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The replay conference ID is 57732542.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and faster while improving patient outcomes. iCAD offers a comprehensive range of upgradeable computer aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast, prostate and colorectal cancers. iCAD’s Xoft® Axxent® Electronic

Brachytherapy (eBx®) System® is a painless, non-invasive technology that delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA cleared and CE marked for use anywhere in the body, including treatment of non-melanoma skin cancer, early-stage breast cancer and gynecological cancers. The comprehensive iCAD technology platforms include advanced hardware and software, as well as management services designed to support cancer detection and radiation therapy treatments. For more information, visit www.icadmed.com or www.xoftinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “would”, “could”, “consider”, “project”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, including the 10-K for the year ended December 31, 2015, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

For iCAD investor relations:

The Ruth Group

Zack Kubow

646-536-7020

iCAD@theruthgroup.com

or

For iCAD media inquiries:

Berry & Company Public Relations, LLC

Lynn Granito, 212-253-8881

lgranito@berrypr.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue:
Products	$3,011	$2,629	$10,471	$14,198
Service and supplies	3,917	4,980	15,867	27,356

Total revenue	6,928	7,609	26,338	41,554
Cost of revenue:
Products	307	399	918	3,130
Service and supplies	1,802	1,635	5,713	7,357
Amortization and depreciation	290	286	1,189	1,717

Total cost of revenue	2,399	2,320	7,820	12,204

Gross profit	4,529	5,289	18,518	29,350

Operating expenses:
Engineering and product development	2,683	2,542	9,518	9,163
Marketing and sales	2,800	2,712	10,179	12,404
General and administrative	2,089	2,127	7,675	8,788
Amortization and depreciation	249	258	1,116	1,631
Goodwill and long-lived asset impairment	—	—	—	27,443

Total operating expenses	7,821	7,639	28,488	59,429

Loss from operations	(3,292)	(2,350)	(9,970)	(30,079)
Loss from extinguishment of debt	—	—	—	(1,723)
Interest expense	(4)	(27)	(63)	(650)
Other income	1	3	10	21

Other expense, net	(3)	(24)	(53)	(2,352)
Loss before income tax expense	(3,295)	(2,374)	(10,023)	(32,431)

Tax expense	(21)	(28)	(76)	(16)

Net loss and comprehensive loss	$(3,316)	$(2,402)	$(10,099)	$(32,447)

Net loss per share:
Basic	$(0.20)	$(0.15)	$(0.63)	$(2.07)

Diluted	$(0.20)	$(0.15)	$(0.63)	$(2.07)

Weighted average number of shares used in computing loss per share:
Basic	16,214	15,733	15,932	15,686

Diluted	16,214	15,733	15,932	15,686

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$8,585	$15,280
Trade accounts receivable, net of allowance for doubtful accounts of $172 in 2016 and $236 in 2015	5,189	7,488
Inventory, net	3,727	4,315
Prepaid expenses and other current assets	1,128	684
Assets held for sale	1,304	—

Total current assets	19,933	27,767

Property and equipment, net of accumulated depreciation of $6,538 in 2016 and $5,475 in 2015	1,385	2,307
Other assets	53	94
Intangible assets, net of accumulated amortization of $7,518 in 2016 and $10,896 in 2015	3,183	4,274
Goodwill	14,097	14,198

Total assets	$38,651	$48,640

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,577	$1,593
Accrued and other expenses	4,988	4,220
Notes and lease payable—current portion	86	969
Deferred revenue	5,372	7,497
Liabilities held for sale	832	—

Total current liabilities	12,855	14,279

Deferred revenue, long-term portion	668	1,079
Other long-term liabilities	1	450
Capital lease—long-term portion	83	86
Deferred tax	6	0

Total liabilities	13,613	15,894

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 30,000,000 shares; issued 16,260,063 in 2016 and 15,923,349 in 2015; outstanding 16,074,832 in 2016 and 15,737,518 in 2015	163	159
Additional paid-in capital	213,899	211,512
Accumulated deficit	(187,609)	(177,510)
Treasury stock at cost, 185,831 shares in 2016 and 2015	(1,415)	(1,415)

Total stockholders’ equity	25,038	32,746

Total liabilities and stockholders’ equity	$38,651	$48,640

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the twelve months ended December 31,
	2016	2015
	(in thousands)
Cash flow from operating activities:
Net loss	$(10,099)	$(32,447)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	983	1,768
Depreciation	1,322	1,580
Bad debt provision	177	383
Stock-based compensation expense	2,307	2,135
Amortization of debt discount and debt costs	(23)	341
Interest on settlement obligations	82	146
Deferred tax liability	7	—
Loss on extinguishment of debt	—	1,723
Gain from acquisition settlement	(249)	—
Goodwill and long-lived asset impairment	—	27,443
Loss on disposal of assets	10	125
Changes in operating assets and liabilities (net of the effect of the acquisitions):
Accounts receivable	2,201	1,772
Inventory	596	(1,987)
Prepaid and other current assets	(504)	(197)
Accounts payable	(16)	(557)
Accrued expenses	309	(2,060)
Deferred revenue	(2,581)	(2,068)

Total adjustments	4,621	30,547

Net cash used for operating activities	(5,478)	(1,900)

Cash flow from investing activities:
Additions to patents, technology and other	(12)	(40)
Additions to property and equipment	(337)	(932)
Acquisition of VuComp M-Vu CAD	(6)	(1,700)

Net cash used for investing activities	(355)	(2,672)

Cash flow from financing activities:
Stock option exercises	198	366
Taxes paid related to restricted stock issuance	(114)	(87)
Principal payments of capital lease obligations	(946)	(1,397)
Principal repayment of debt financing, net	—	(11,250)

Net cash used for financing activities	(862)	(12,368)

Decrease in cash and equivalents	(6,695)	(16,940)
Cash and equivalents, beginning of period	15,280	32,220

Cash and equivalents, end of period	$8,585	$15,280

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
GAAP Net Loss	$(3,316)	$(2,402)	$(10,099)	$(32,447)
Interest Expense	4	27	63	650
Other income	(1)	(3)	(10)	(21)
Stock Compensation	659	534	2,307	2,135
Depreciation	309	341	1,322	1,580
Amortization	230	203	983	1,768
Tax expense	21	28	76	16
Severance	—	—	—	587
Loss on sale of Assets	—	—	1	201
Loss from extinguishment of debt	—	—	—	1,723
Litigation and settlement related	—	123	—	123
Gain from acquisition settlement	—	—	(249)	—
Acquisition related	80	41	281	133
Goodwill and long-lived asset impairment	—	—	—	27,443

Non GAAP Adjusted EBITDA	$(2,014)	$(1,108)	$(5,325)	$3,891

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income (Loss)”

(Unaudited, in thousands, except loss per share)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
GAAP Net Loss	$(3,316)	$(2,402)	$(10,099)	$(32,447)
Adjustments to net loss:
Severance	—	—	—	587
Loss on sale of Assets	—	—	1	201
Loss from extinguishment of debt	—	—	—	1,723
Litigation and settlement related	—	123	—	123
Gain from acquisition settlement	—	—	(249)	—
Acquisition related	80	41	281	133
Goodwill and long-lived asset impairment	—	—	—	27,443

Non GAAP Adjusted Net (Loss) income	$(3,236)	$(2,238)	$(10,066)	$(2,237)

Net (loss) income per share
GAAP Net (loss) income per share	$(0.20)	$(0.15)	$(0.63)	$(2.07)
Adjustments to net (loss) income (as detailed above)	—	0.01	—	1.93

Non GAAP Adjusted Net (loss) income per share	$(0.20)	$(0.14)	$(0.63)	$(0.14)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income (loss) before provision for taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, loss on warrant, loss on extinguishment of debt, amortization of acquired intangibles, patent litigation and recall costs, contingent consideration, indemnification, asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Income (loss)” as the sum of GAAP net income (loss) before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification, loss on extinguishment of debt and asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on settlement obligations and interest on capital leases, from its non-GAAP Adjusted EBITDA calculation.

•	Severance relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•	Loss on sale of assets relates to the loss incurred on the disposal of assets. The Company excludes this non-cash charge as this item is not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations.

•	Loss on extinguishment of debt: relates to the extinguishment of a portion of the $15 million debt facility agreement. It is excluded as this is an expense that management does not consider part of ongoing operating results when assessing the performance of the Company’s business.

•	Litigation and settlement related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•	Acquisition related: relates to professional service fees due to the acquisitions of VuComp. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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